Exhibit 10.19
                           1997 STOCK OPTION PLAN
                                      OF
                        ACRODYNE COMMUNICATIONS, INC.


	1. Purpose. The purpose of this Stock Option Plan is to advance the interests of the Corporation by encouraging and enabling the acquisition of a larger personal proprietary interest in the Corporation by employees and directors of, and consultants to, the Corporation, and its Subsidiaries upon whose judgment and keen interest the Corporation is largely dependent for the successful conduct of its operations and by providing such employees, directors and consultants with incentives to put forth maximum efforts for the success of the Corporation's business. It is anticipated that the acquisition of such proprietary interest in the Corporation and such incentives will stimulate the efforts of such employees, directors and consultants on behalf of the Corporation and its Subsidiaries and strengthen their desire to remain with the Corporation and its Subsidiaries. It is also expected that such incentives and the opportunity to acquire such a proprietary interest will enable the Corporation and its Subsidiaries to attract desirable personnel.

	2. Definitions. When used in this Plan, unless the context otherwise requires:

            (a) "Board of Directors" or "Board" shall mean the Board of Directors of the Corporation, as constituted at any time.

            (b) "Chairman of the Board" shall mean the person who at the time shall be Chairman of the Board of Directors.

            (c) "Code" shall mean the Internal Revenue Code of 1986, as amended.

            (d)  "Corporation" shall mean Acrodyne Communications, Inc.

            (e)  "Eligible Persons" shall mean those persons described in
            Section 4 who are potential recipients of Options.

            (f) "Fair Market Value" on a specified date shall mean (A) the mean between the high and low sale price reported on such date on the stock exchange, if any, on which Shares are primarily traded, but if no Shares were traded on such date, then on the last previous date on which a Share was so traded, or (B) if the
            Shares are not listed on any stock exchange but are quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ") on a last sale basis, then the mean between the high and low sale price reported on such date, but if there is no such sale on such date, then on the last previous date on which a sale was reported, or (C) if the Shares are not quoted on NASDAQ on a last sale basis, then the mean between the highest asked and lowest bid prices for a Share on such date, but if there are no transactions in Shares on such date, then on the last previous date on which such
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            transactions occurred, or (D) if none of the above are applicable, the value of a Share as established by the Board for such date using any reasonable method of valuation.

            (g) "Options" shall mean the Stock Options granted pursuant to this Plan.

            (h) "Plan" shall mean this 1997 Stock Option Plan of Acrodyne Communications, Inc., as adopted by the Board of Directors on April 15, 1997, as such Plan from time to time may be amended.

            (i) "President" shall mean the person who at the time shall be the President of the Corporation.

            (j)  "Share" shall mean a share of common stock of the Corporation.

            (k) "Subsidiary" shall mean any corporation 50% or more of whose stock having general voting power is owned by the Corporation, or by another Subsidiary, as herein defined, of the Corporation.

	3. Administration. The Plan shall be administered by the Board of Directors as provided herein. Determinations of the Board as to any question which may arise with respect to the interpretation of the provisions of the Plan and Options shall be final. The Board may authorize and establish such rules, regulations and revisions thereof not inconsistent with the provisions of the Plan, as it may deem advisable to make the Plan and Options effective or provide for their administration, and may take such other action with regard to the Plan and Options as it shall deem desirable to effectuate their purpose.

	4. Participants. All employees and directors of, and consultants to, the Corporation or a Subsidiary, as determined by the Board, shall be eligible to receive Options under the Plan. The parties to whom Options are granted under this Plan, and the number of Shares subject to each such Option, shall be determined by the Board, in its sole discretion, subject, however, to the terms and conditions of this Plan. Employees to whom Options may be granted include employees who are also directors of the Corporation, or a Subsidiary.

	5. Shares. Subject to the provisions of Section 14 hereof, the Board may grant Options with respect to an aggregate of up to 450,000 Shares, all of which Shares may be either Shares held in treasury or authorized but unissued Shares. If the Shares that would be issued or transferred pursuant to any Option are not issued or transferred and cease to be issuable or transferable for any reason, the number of Shares subject to such Option will no longer be charged against the limitation provided for herein and may again be made subject to Options.

        6. Grant of Options. The number of any Options to be granted to any Eligible Person shall be determined by the Board in its sole discretion. At the time an Option is granted, the Board may, in its sole discretion, designate whether such Option (a) is to be considered as an incentive stock option within the meaning of Section 422 of the Code, or (b) is not to be treated as an incentive stock option for purposes of this Plan and the Code. No Option which is intended to qualify as an incentive stock option shall be granted under this Plan to any individual who, at the time of such grant, is not an employee of the Corporation or a Subsidiary.
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	Notwithstanding any other provision of this Plan to the contrary, to the extent that the aggregate Fair Market Value (determined as of the date an Option is granted) of the Shares with respect to which Options which are designated as (or deemed to be) incentive stock options granted to an employee (and any incentive stock options granted to such employee under any other incentive stock option plan maintained by the Corporation or any Subsidiary that meets the requirements of Section 422 of the Code) first become exercisable in any calendar year exceeds $100,000, such Options shall be treated as Options which are not incentive stock options. Options with respect to which no designation is made by the Board shall be deemed to be incentive stock options to the extent that the $100,000 limitation described in the preceding sentence is satisfied. This paragraph shall be applied by taking Options into account in the order in which they are granted.

	Nothing herein contained shall be construed to prohibit the issuance of Options at different times to the same person.

	The form of an Option shall be determined from time to time by the Board. A certificate of Option signed by the Chairman of the Board or the President or a Vice President of the Corporation, shall be issued to each person to whom an Option is granted. The certificate of Option for an Option shall be legended to indicate whether or not the Option is an incentive stock option.

	7. Purchase Price. The purchase price per Share for the Shares purchased pursuant to the exercise of an Option shall be fixed by the Board at the time of grant of the Option but shall not be less than the par value of a Share; provided, however, that the purchase price per Share for the Shares to be purchased pursuant to the exercise of an incentive stock option shall not in any event be less than 100% of the Fair Market Value of a Share on the date of grant of the Option.

	8. Duration of Options. The duration of each Option shall be determined by the Board at the time of grant; provided, however, that the duration of any Option shall not be more than ten years from the date of grant of the Option.

	9. Ten Percent Shareholders. Notwithstanding any other provision of this Plan to the contrary, no Option which is intended to qualify as an incentive stock option may be granted under this Plan to any employee who, at the time the Option is granted, owns Shares possessing more than 10 percent of the total combined voting power or value of all classes of stock of the Corporation, unless the exercise price under such Option is at least 110% of the Fair Market Value of a Share on the date such Option is granted and the duration of such Option is no more than five years.

	10. Exercise of Options. Except as otherwise provided herein, Options, after the grant thereof, shall be exercisable by the holder at such rate and times as may be fixed by the Board at the time of grant. Notwithstanding the foregoing, all or any part of any remaining unexercised Options granted to any person may be exercised upon the occurrence of such special circumstance or event as in the opinion of the Board merits special consideration, but in no event prior to approval of the Plan by shareholders as provided in Section 19.
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	An Option shall be exercised by the delivery of a written notice duly signed by the holder thereof to such effect, together with the Option certificate and the full purchase price of the Shares purchased pursuant to the exercise of the Option, to the President or an officer of the Corporation appointed by the President for the purpose of receiving the same. Payment of the full purchase price shall be made as follows: in cash or by check payable to the order of the Corporation; by delivery to the Corporation of Shares which shall be valued at their Fair Market Value on the date of exercise of the Option (provided, that a holder may not use any Shares unless the holder has beneficially owned such Shares for at least six months); by a combination of the methods of payment previously described; or by such other method of payment as the Board in its discretion may permit.

	Within a reasonable time after the exercise of an Option, the Corporation shall cause to be delivered to the person entitled thereto, a certificate for the Shares purchased pursuant to the exercise of the Option. If the Option shall have been exercised with respect to less than all of the Shares subject to the Option, the Corporation shall also cause to be delivered to the person entitled thereto a new Option certificate in replacement of the certificate surrendered at the time of the exercise of the Option, indicating the number of Shares with respect to which the Option remains available for exercise, or the original Option certificate shall be endorsed to give effect to the partial exercise thereof.

	Notwithstanding any other provision of the Plan or of any Option, no Option granted pursuant to the Plan may be exercised at any time when the Option or the granting or exercise thereof violates any law or governmental order or regulation.

	11. Consideration for Options. The Corporation shall obtain such consideration for the grant of an Option as the Board in its discretion may determine.

	12. Restrictions on Transferability of Options. Options shall not be transferable otherwise than by will or by the laws of descent and distribution or as provided in this Section 12. Notwithstanding the preceding, the Board of Directors may, in its discretion, authorize a transfer of any Option, other than an Option which is intended to qualify as an incentive stock option, by the initial holder to (i) the spouse, children, stepchildren, grandchildren or other family members of the initial holder ("Family Members"), (ii) a trust or trusts for the exclusive benefit of such Family Members, (iii) a corporation or partnership in which such Family Members and the initial holder are the only shareholders or partners, or (iv) such other persons or entities which the Board of Directors may permit; provided, however, that subsequent transfers of such Options shall be prohibited except by will or the laws of descent and distribution. Following any transfer of such an Option, such Option shall continue to be subject to the terms and conditions of the Option and of the Plan. The events of termination of employment or service under
        Section 13 shall continue to be applied with respect to the initial holder, following which a transferred Option shall be exercisable by the transferee only to the extent and for the periods specified under Section 13. An Option which is intended to qualify as an incentive stock option shall not be transferable otherwise than by will or by the laws of descent and distribution and shall be exercisable during the holder's lifetime only by the holder thereof.
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	13.  Termination of Employment or Service.  All or any part of any
        Option, to the extent unexercised, shall terminate immediately upon the cessation or termination for any reason of the holder's employment by, or service with, the Corporation or any Subsidiary, except that the holder shall have three months following the cessation of his employment or service with the Corporation or its Subsidiaries, and no longer, to exercise any unexercised Option that he could have exercised on the day on which such employment or service terminated; provided, however, that such exercise must be accomplished prior to the expiration of the term of such Option. Notwithstanding the foregoing, if the cessation of employment or service is due to permanent and total disability (within the meaning of Section 22(e)(3) of the Code) or to death, the holder or the representative of the estate of a deceased holder shall have the privilege of exercising any unexercised Options which the holder could have exercised at the time of such disability or death; provided, however, that such exercise must be accomplished prior to the expiration of the term of such Option and within one year of the holder's disability or death, as the case may be.

	14. Adjustment Provision. If prior to the complete exercise of any Option there shall be declared and paid a stock dividend upon the Shares or if the Shares shall be split up, converted, exchanged, reclassified, or in any way substituted for, then the Option, to the extent that it has not been exercised, shall entitle the holder thereof upon the future exercise of the Option to such number and kind of securities or cash or other property subject to the terms of the Option to which he would have been entitled had he actually owned the Shares subject to the unexercised portion of the Option at the time of the occurrence of such stock dividend, split-up, conversion, exchange, reclassification or substitution, and the aggregate purchase price upon the future exercise of the Option shall be the same as if the originally optioned Shares were being purchased thereunder. If any such event should occur, the number of Shares with respect to which Options remain to be issued, or with respect to which Options may be reissued, shall be adjusted in a similar manner.

	Notwithstanding any other provision of the Plan, in the event of a recapitalization, rights offering, separation, reorganization, or any other change in the corporate structure or outstanding Shares, the Board may make such equitable adjustments to the number of Shares and the class of shares available hereunder or to any outstanding Options as it shall deem appropriate to prevent dilution or enlargement of rights.

	Subject to any required action by shareholders, if the Corporation shall be the surviving corporation in any merger or consolidation, any Options granted hereunder shall cover the securities to which a holder of the number of Shares covered by the unexercised portion of the Option would have been entitled pursuant to the terms of the merger or consolidation.

	Unless otherwise provided by the Board, upon any merger or consolidation in which the Corporation shall not be the surviving corporation, a dissolution or liquidation of the Corporation or a sale of all or substantially all of its assets, all Options outstanding hereunder shall terminate, except that the surviving corporation may grant an option or options to purchase its shares on such terms and conditions, both as to the number of shares and otherwise, which shall substantially preserve the rights and benefits of any Option then outstanding hereunder.

	Any fractional shares or securities issuable upon the exercise of an Option as a result of any of the foregoing adjustments may, in the discretion of the Board, be eliminated or payable in cash based upon the Fair Market Value of such shares or securities at the time of such exercise.
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	15.  Issuance of Shares and Compliance with Securities Act.  The
        Corporation may postpone the issuance and delivery of Shares pursuant to the grant or exercise of any Option until (a) the admission of such Shares to listing on any stock exchange on which Shares of the Corporation of the same class are then listed, and (b) the completion of such registration or other qualification of such Shares under any State or Federal law, rule or regulation as the Corporation shall determine to be necessary or advisable. Any holder of an Option shall make such representations and furnish such information as may, in the opinion of counsel for the Corporation, be appropriate to permit the Corporation, in the light of the then existence or non-existence with respect to such Shares of an effective Registration Statement under the Securities Act of 1933, as from time to time amended (the "Securities Act"), to issue the Shares in compliance with the provisions of the Securities Act or any comparable act. The Corporation shall have the right, in its sole discretion, to legend any Shares which may be issued pursuant to the grant or exercise of any Option, or may issue stop transfer orders in respect thereof.

	16. Income Tax Withholding. If the Corporation or a Subsidiary shall be required to withhold any amounts by reason of any Federal, State or local tax rules or regulations in respect of the issuance of Shares pursuant to the exercise of any Option, the Corporation or the Subsidiary shall be entitled to deduct and withhold such amounts from any cash payments to be made to the holder of such Option. In any event, the holder shall make available to the Corporation or Subsidiary, promptly when requested by the Corporation or such Subsidiary, sufficient funds to meet the requirements of such withholding; and the Corporation or Subsidiary shall be entitled to take and authorize such steps as it may deem advisable in order to have such funds made available to the Corporation or Subsidiary out of any funds or property due or to become due to the holder of such Option.

	17. Amendment of the Plan. Except as hereinafter provided, the Board of Directors may at any time withdraw or from time to time amend the Plan as it relates to, and the terms and conditions of, any Option not theretofore granted, and the Board of Directors, with the consent of the affected holder of an Option, may at any time withdraw or from time to time amend the Plan as it relates to, and the terms and conditions of, any outstanding Option. Notwithstanding the foregoing, any amendment by the Board of Directors which would increase the number of Shares issuable under the Plan or change the class of Eligible Persons shall be subject to the approval of the shareholders of the Corporation within one year of the date of adoption of such amendment.

	18. No Right of Employment or Service. Nothing contained herein or in an Option shall be construed to confer on any employee, consultant or director any right to be continued in the employ or service of the Corporation or any Subsidiary or derogate from any right of the Corporation and any Subsidiary to retire, request the resignation of or discharge or otherwise cease its service arrangement with any employee, consultant or director (without or with pay), at any time, with or without cause.

	19. Effective Date. This Plan is conditioned upon its approval by the shareholders of the Corporation on or before April 14, 1998, at any special or annual meeting of the shareholders of the Corporation, except that this Plan is adopted and approved by the Board of Directors effective April 15, 1997, to permit the grant of Options prior to the approval of the Plan by the shareholders of the Corporation as aforesaid. In the event that this Plan is not approved by the shareholders of the Corporation as aforesaid, this Plan and any Options granted hereunder shall be void and of no force or effect.
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	20.  Final Issuance Date.  No Option shall be granted under the Plan after April 14, 2007.